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DOLLAR GENERAL REPORTS FEBRUARY SAME-STORE SALES

GOODLETTSVILLE, Tenn. – March 2, 2006 – Dollar General Corporation (NYSE: DG) today reported total retail sales for the four-week period ended February 24, 2006, equaled $645.7 million compared to $607.9 million last year, an increase of 6.2 percent. For the four-week period, same-store sales decreased 0.5 percent compared to a 5.5 percent increase in the four-week period ended February 25, 2005.  Same-store sales of highly consumable and seasonal merchandise increased moderately for the period, while sales of home products and basic apparel declined.

The Company has revised its method for determining the stores that are included in the Company’s publicly released same-store sales calculations. Beginning with this monthly sales release, the Company now provides same-store sales calculations for those stores that have been open at least 13 full fiscal months and remain open at the end of the reporting period. Previously, the Company’s same-store sales calculation included only stores that were open both at the end of the period and at the beginning of the preceding fiscal year.

The accompanying table presents monthly same-store sales for the Company’s prior fiscal year calculated in the new manner. These revised calculations will appear in our fiscal 2006 sales releases going forward as same-store sales for fiscal 2005. Same-store sales as previously reported are included in the accompanying table for comparison.

Earnings Conference Call Information

Dollar General is scheduled to announce earnings for the year ended February 3, 2006 on Tuesday, March 21, 2006. The Company will host a conference call on Tuesday, March 21, 2006, at 10 a.m. EST to discuss the year’s results and the outlook for 2006.  If you wish to participate, please call (334) 260-2280 at least 10 minutes before the conference call is scheduled to begin. The pass code for the conference call is "Dollar General." The call will also be broadcast live online at www.dollargeneral.com.  A replay of the conference call will be available until 5 p.m. EDT on Tuesday, April 4, online or by calling (334) 323-7226. The pass code for the replay is 37841616.

About Dollar General

Dollar General is a Fortune 500® discount retailer with 7,993 neighborhood stores as of February 24, 2006.  Dollar General stores offer convenience and value to customers by offering consumable basic items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as a selection of basic apparel, housewares and seasonal items at everyday low prices.  The Company store support center is located in Goodlettsville, Tennessee. Dollar General’s Web site can be reached at www.dollargeneral.com.

The 2006 monthly sales numbers are preliminary and unaudited.  In addition, please note that the four-week February 2006 period referred to in this release is based on the four-week retail calendar month as determined by the National Retail Federation, which is widely used in the retail industry. The Company’s fiscal calendar for 2006 does not coincide with the retail monthly calendar and, therefore, sales reported for the fiscal 2006 quarterly periods will differ from the sum of the months.

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Dollar General Corporation

Fiscal 2005 Same-Store Sales

4-5-4 Retail Calendar Period	(1) New Definition	(2) As Previously Reported

February	5.5%	5.5%

March	4.2%	4.2%
March YTD	4.8%	4.8%

April	5.3%	5.2%
April YTD	5.0%	4.9%

June	4.5%	4.3%
June QTD	4.5%	4.3%
June YTD	4.8%	4.7%

July	3.4%	3.1%
July QTD	4.2%	3.9%
July YTD	4.6%	4.4%

August	1.2%	0.9%
August YTD	4.1%	4.0%

September	2.8%	2.5%
September QTD	2.1%	1.8%
September YTD	3.9%	3.7%

October	0.9%	0.4%
October QTD	1.8%	1.4%
October YTD	3.6%	3.4%

November	0.1%	-0.2%
November YTD	3.3%	3.1%

December	-2.6%	-2.8%
December QTD	-1.5%	-1.8%
December YTD	2.4%	2.3%

January (4 wks)	-0.4%	-1.0%
January QTD (13 wks)	-1.3%	-1.6%
January YTD (52 wks)	2.2%	2.0%

 (1)

Includes all stores that have been open for at least thirteen full fiscal monthly periods and remain open at the end of the period.

(2)

Includes all stores that were open both at the end of the period and at the beginning of the preceding fiscal year.